As filed with the Securities and Exchange Commission on March 7, 2013
Registration No. 333-170065

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________

Post-Effective Amendment No. 1 to
FORM S-8
Registration Statement
under the Securities Act of 1933

___________

NORTHERN STATES FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3449727 (I.R.S. Employer Identification No.)

1601 North Lewis Avenue
Waukegan, Illinois 60085
(Address, including zip code of registrant’s principal executive offices)
___________

2009 Restricted Stock Plan
of Northern States Financial Corporation
(Full title of the plan)
___________
Scott Yelvington
President and Chief Executive Officer
Northern States Financial Corporation
1601 North Lewis Avenue
Waukegan, Illinois 60085
(847) 244-6000
(Name, address and telephone number, including area code, of agent for service)

Copies to:

James M. Kane, Esq.
Vedder Price P.C.
222 North LaSalle Street
Chicago, Illinois  60601
(312) 609-7500

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT

Deregistration of Securities

Northern States Financial Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8, which was filed with the Securities and Exchange Commission on October 21, 2010 (File No. 333-170065) (the “Registration Statement”), to deregister all shares of the Registrant’s common stock, par value $0.40 per share (the “Common Stock”), covered by the Registration Statement that remain unsold under the Northern States Financial Corporation 2009 Restricted Stock Plan as of the date hereof.  A total of 400,000 shares of Common Stock were registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on March 7, 2013.

NORTHERN STATES FINANCIAL CORPORATION By:/s/Scott Yelvington Scott Yelvington President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	March 7, 2013
Allan J. Jacobs

/s/Scott Yelvington	President, Chief Executive Officer and Director	March 7, 2013
Scott Yelvington	(principal executive officer)

*	Vice President and Chief Financial Officer	March 7, 2013
Steven J. Neudecker	(principal financial and accounting officer)

*	Director	March 7, 2013
Theodore A. Bertrand

*	Director	March 7, 2013
Jack H. Blumberg

*	Director	March 7, 2013
Frank J. Furlan

*	Director	March 7, 2013
James A. Hollensteiner

	Director	March 7, 2013
P. David Kuhl

*	Director	March 7, 2013
Barbara Jo Martin

*	Director	March 7, 2013
Raymond M. Mota

	Director	March 7, 2013
Charles W. Smith

* Signed pursuant to power of attorney

By:	/s/Scott Yelvington
Scott Yelvington
(Attorney-in-Fact)